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                                                                    EXHIBIT 5


                              [Comcast Letterhead]




                              September 30, 1996


Comcast Corporation
1500 Market Street
Philadelphia, Pennsylvania 19103-2148


                  Re:      Registration Statement on Form S-4
                           ----------------------------------

Ladies & Gentlemen:


                  I am Senior Deputy General Counsel of Comcast Corporation (the "Company") and have acted as such in connection with the preparation of a Registration Statement (the "Registration Statement") on Form S-4 under the Securities Act of 1933, as amended (the "Act"), covering shares of Class A Special Common Stock, par value $1.00 per share (the "Common Stock") of the Company. The Common Stock would be issued pursuant to an Agreement and Plan of Merger dated as of October 28, 1995, as amended, by and among the Company, The E.W. Scripps Company and Scripps Howard, Inc.


                  I have examined the Restated Certificate of Incorporation, By-laws and other corporate records of the Company and such other documents as I have deemed relevant to the opinion.


                  Based on the foregoing, it is my opinion that when the shares of the Common Stock, or any portion thereof, are issued as described in the Registration Statement, such shares will be duly authorized, validly issued, fully paid and nonassessable.


                  I hereby consent to the use of my name under the caption "Legal Matters" in the Registration Statement and any prospectus which constitutes a part thereof and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not hereby admit that I come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                                Very truly yours,

                                                /s/ Arthur R. Block
                                                -------------------
                                                Arthur R. Block
                                                Senior Deputy General Counsel